Exhibit 99.1

December 31, 2015

KaloBios Pharmaceuticals, Inc. Notified by Nasdaq Stock Market of Additional Bases for Delisting

SOUTH SAN FRANCISCO, Calif., Dec. 31, 2015 /PRNewswire/ -- KaloBios Pharmaceuticals, Inc. (Nasdaq: KBIO)(the “Company”), today announced that on December 30, 2015, it received a letter from The NASDAQ Stock Market LLC (“Nasdaq”) concerning the delisting proceedings previously disclosed by the Company in a filing with the Securities and Exchange Commission on December 23, 2015. The letter notified the Company that the Nasdaq Listing Qualification Staff (the “Nasdaq Staff”) has determined that the Company’s filing for protection under Chapter 11 of Title 11 of the U.S. Bankruptcy Code on December 29, 2015 constitutes a separate and additional basis for delisting the Company’s securities under Listing Rules 5101, 5110(b), and IM-5101-1. Additionally, the letter stated that the resignations of Tom Fernandez and Marek Biestek as members of the Company’s board of directors on December 27, 2015 resulted in the Company having only one remaining member on its audit committee, which also serves as a separate and additional basis for delisting the Company’s securities under Listing Rule 5605(c)(2)(A).

The Company previously disclosed that it has filed an appeal of the Nasdaq Staff’s decision to delist the Company’s securities. A Nasdaq appeal panel will consider these additional bases for delisting at the previously scheduled hearing on February 25, 2016.

Forward-Looking Statements

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, Bankruptcy Court approval for the Company to continue its operations; the Company’s ability to manage expenses and fund its working capital needs during the Chapter 11 process; the Company’s ability to manage its relationships with its creditors, vendors, and customers during the Chapter 11 process; the company's ability to limited cash reserves and its ability to obtain additional capital on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials that the company has initiated or plans to initiate; the potential timing and outcomes of clinical studies of lenzilumab undertaken now or in the future; the ability of the company to timely source adequate supply of its development products from third party manufacturers on whom the company depends; the potential, if any, for future development of any of its present or future products; the company's ability to successfully progress, partner or complete further development of its programs; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; the company's ability to protect the company's intellectual property; competition; changes in the regulatory landscape or the imposition of regulations that affect the company's products; and other factors listed under "Risk Factors" in the company's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 10, 2015, the Annual Report on Form 10-K filed on March 16, 2015, and the company's other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The company has no obligation, and expressly disclaims any obligation to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, visit http://www.kalobios.com.